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                                                                   Exhibit 99.2

SECURITIES AND EXCHANGE COMMISSION

(RELEASE NO. 35-26744; 70-8907)

HOUSTON INDUSTRIES INCORPORATED, ET AL.
MEMORANDUM OPINION AND ORDER GRANTING EXEMPTION TO HOLDING COMPANY

JULY 24, 1997

         Houston Industries Incorporated ("HI"), an exempt public utility holding company, and its electric utility subsidiary company, Houston Lighting & Power Company ("HL&P"), both of Houston, Texas, have filed an application under section 3(a)(2) of the Public Utility Holding Company Act of 1935, as amended ("Act"). HI and HL&P intend to merge, with the surviving entity being renamed Houston Industries Incorporated ("Houston"), and Houston will then acquire NorAm Energy Corp. ("NorAm"), a gas utility company, as a new subsidiary company. The application requests that the Commission issue an order to the effect that, upon consummation of the merger transactions, Houston and its subsidiaries will be exempt, under section 3(a)(2) of the Act, from all provisions of the Act except section 9(a)(2).

         The Commission issued a notice of the filing of the application on October 18, 1996 (Holding Co. Act Release No. 26594). On November 8, 1996, the Arkansas Public Service Commission filed a Motion to Intervene. The Arkansas commission did not comment on the application but reserved the right to do so in the future. No further comments were received from the Arkansas commission. On November 12, 1996, Entergy Services, Inc. filed a Motion for Leave to Intervene,(1) which was withdrawn on December 5, 1996.

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         (1)  The Motion for Leave to Intervene was filed on behalf of Entergy
Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Power, Inc., and
Entergy Power Marketing Corp.
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I.       BACKGROUND

         HI, which is incorporated and maintains its principal place of business in Texas, is a public utility holding company(2) that is exempt under section 3(a)(1) from most provisions of the Act.(3) HI owns all of the common stock of its subsidiary company, HL&P, an electric utility company(4) that is incorporated in Texas and conducts all of its utility operations within that state. HL&P is engaged in the generation, transmission, distribution and sale of electric power to 1.5 million customers in a 5,000 square-mile area of the Texas Gulf Coast, including the City of Houston.

         HL&P is subject to original jurisdiction of the Public Utility Commission of Texas over retail rates and service in unincorporated areas and in incorporated municipalities that have relinquished original jurisdiction. The remaining incorporated municipalities, including the City of Houston, have original jurisdiction over retail rates and service, with the Public Utility Commission of Texas having appellate jurisdiction. The utility operations currently engaged in by HL&P will continue to be subject to this regulatory jurisdiction after consummation of the merger transactions described

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         (2)  A "holding company" is defined in section 2(a)(7) of the Act to include any company that directly or indirectly owns 10% or more of the outstanding voting securities of a public utility company. Section 2(a)(5) defines a "public-utility company" to mean an electric utility company or a gas utility company.

         (3) Section 3(a)(1) provides an exemption if the holding company and all of its material utility subsidiaries operate substantially in one state, in which they are all incorporated.

         (4) Section 2(a)(3) defines an "electric utility company" to mean any company that owns or operates facilities used for the generation, transmission or distribution of electric energy for sale.
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below.

         HL&P accounts for a substantial part of the consolidated income and common stock equity of HI. HI's other significant subsidiary, Houston Industries Energy, Inc. ("HI Energy"), participates in the development and acquisition of foreign independent power projects and the privatization of foreign generation, transmission and distribution facilities.(5) HI also has a nonutility subsidiary company, Houston Industries Power Generation, Inc., which participates in domestic power generation projects, and another nonutility subsidiary company formed to engage in providing energy-related services.

         For the year ended December 31, 1996, HI had consolidated revenues of approximately $4.095 billion and consolidated operating income of approximately $990 million, of which $4.025 billion and $732 million, respectively, were attributable to HL&P's utility operations. As of December 31, 1996, HI had consolidated assets of $12.288 billion, of which $10.596 billion represented HL&P's utility assets.

         NorAm, which is incorporated in Delaware and maintains its principal executive offices in Texas, is a gas utility company(6) that provides retail natural gas service to over 2.7 million

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         (5)  Each foreign project in which HI Energy has invested or otherwise holds an interest is either a "foreign utility company" ("FUCO") pursuant to section 33 of the Act or a foreign "exempt wholesale generator" ("EWG") pursuant to section 32 of the Act. HI has direct and indirect interests in FUCOs and foreign EWGs in Argentina, Brazil and India, in which it had invested $557 million as of December 31, 1996.

         (6) Section 2(a)(4) defines a "gas utility company" to include any company that owns or operates facilities used for the distribution at retail of natural gas for heat, light or power.


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customers in six states.  NorAm's natural gas distribution business operates through three divisions -- (i) Entex, which distributes natural gas in Houston and in other areas in Texas, Louisiana, and Mississippi;(7) (ii) Arkla, which distributes natural gas to retail customers in Arkansas, Louisiana, Oklahoma, and Texas;(8) and (iii) Minnegasco, which distributes natural gas to retail customers in Minnesota(9). These divisions are subject, as appropriate, to the jurisdiction of the Arkansas Public Service Commission, the Louisiana Public Service Commission, the Minnesota Public Utilities Commission, the Mississippi Public Service Commission, and the Oklahoma Corporation Commission with respect to retail rates and certain other matters. In Texas, Entex and Arkla are subject to the jurisdiction of the Texas Railroad Commission with respect to retail rates charged to customers for gas delivered outside of incorporated cities and towns and certain other matters; and to the original jurisdiction of the relevant city council with respect to retail rates within incorporated cities and towns, with appellate jurisdiction by the Texas Railroad Commission. NorAm will continue to be subject to this regulatory jurisdiction after consummation of the proposed merger transactions described below.

         NorAm also owns several nonutility subsidiary companies engaged in gas-related activities. NorAm operates interstate gas pipeline facilities through two subsidiary companies, NorAm Gas Transmission Company and Mississippi River Transmission Corporation, and operates natural gas gathering assets in Oklahoma, Louisiana, Arkansas and Texas through NorAm Field Services Corp.

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         (7)  Entex serves approximately 127,000 customers in the southern half of Louisiana, approximately 116,000 customers in the southern half of Mississippi and approximately 1,166, 000 customers in Texas.

         (8) Arkla serves approximately 425,000 customers in 59 counties in Arkansas, 132,335 customers in the northern half of Louisiana, 111,000 customers in 35 counties and 96 communities in Oklahoma, and 46,700 customers in Texas.

         (9) Minnegasco serves approximately 625,000 customers in 200 communities in Minnesota.
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NorAm Energy Services, Inc. ("NorAm Services") markets natural gas and electric power in wholesale markets and provides risk management services. Finally, NorAm Energy Management, Inc. provides retail energy services to industrial and large commercial concerns.

         For the year ended December 31, 1996, NorAm had revenues of approximately $4.788 billion and operating income of approximately $314 million, of which $2.114 billion and $178 million were attributable to utility operations. As of December 31, 1996, its total assets were $4.017 billion, including utility assets of $1.921 billion.

         On August 11, 1996, HI, HL&P and a new HI subsidiary company, HI Merger, Inc. ("HI Merger"), entered into an Agreement and Plan of Merger with NorAm. Under the agreement, as amended on October 23, 1996 ("Merger Agreement"), HI will merge with HL&P and the outstanding common stock of HI will be converted into common stock of HL&P, which will be renamed Houston Industries Incorporated. Thereafter, NorAm will merge with HI Merger, which will be renamed NorAm Energy Corp. After these two mergers ("Basic Mergers"), the electric utility business of HL&P will be conducted by Houston under the name of HL&P, and the new NorAm Energy Corp. will be a wholly owned subsidiary company of Houston.

         The applicants state that the proposed merger is not driven by the potential for near-term cost savings, which are expected to be modest and offset by related costs. Instead, the applicants state that the merger is desirable because the combined entity will be better positioned to respond more rapidly and effectively to the changing nature of the electric and gas industries and to take advantage of opportunities presented by the convergence of the electricity and natural gas markets. NorAm and HI believe that benefits will accrue to shareholders, customers and employees as a result of an
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increased customer base and opportunities to provide additional energy-related services to these customers, combination and expansion of expertise and skills, increased financial strength, and complementary development strategies.

         Each state, except Texas, (10) in which NorAm conducts utility operations must review the proposed transaction. Orders have been obtained from the Arkansas Public Service Commission,(11) the Louisiana Public Service Commission,(12) the Minnesota Public Utilities Commission,(13) the Mississippi Public Service Commission,(14) and the Oklahoma Corporation Commission.(15) Where

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         (10)  Texas state regulators do not formally review the merger.  The applicants state that they have discussed the Basic Mergers with the commissioners and staff of the Public Utility Commission of Texas and the Texas Railroad Commission, have furnished them with copies of orders issued by other state regulators, and have committed to provide Texas ratepayers with the same commitments as have been made for the benefit of ratepayers in other jurisdictions.

         (11) The Arkansas Public Service Commission issued an order on November 6, 1996 (Dkt. No. 96-286-U, Order No. 7), approving the proposed transactions, conditioned on there being no provisions in other regulatory approvals that are detrimental or unfair to Arkansas customers. On March 12, 1997, a final, unconditional order approving the transactions was issued (Order No. 8), incorporating the conditions contained in the order of the Minnesota Public Utilities Commission, discussed below. In approving the transaction, the Arkansas commission was required to find that the transaction is not detrimental to the customers of the domestic utility and is in the public interest.

         (12) The Louisiana Public Service Commission issued a letter of nonopposition dated December 23, 1996, as amended January 23, 1997, in which it states that the merger will not impair its ability to regulate and audit the Louisiana operations of NorAm effectively.

         (13) The Minnesota Public Utilities Commission issued an order dated February 24, 1997 (Dkt. No. G-008/PA-96-950), approving the merger transactions, subject to various conditions, including agreements to provide local access to books and records required for Minnesota regulatory purposes, not to seek recovery of merger-related costs from ratepayers and to reduce corporate cost allocations in the next rate case below those currently allowed.


         (14) The Mississippi Public Service Commission issued a final order on December 11, 1996 (Dkt. No. 96-UA-0438), finding, among other things, that the merger is consistent with the public interest.

         (15) The Oklahoma Corporation Commission issued a final order on October 15, 1996 (Order No. 406074, Cause No. PUD 960000264), finding, among other things, that the transactions are consistent with the public interest and the interest of NorAm's Oklahoma customers.
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required, municipalities that have issued franchises to NorAm (including the
City of Houston) have approved the transactions or the transfer of the franchise.(16) Various other regulatory approvals have also been obtained.(17)

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         (16)  On October 2, 1996, the City Council of Stafford, Texas adopted an ordinance approving the Basic Mergers. The City Council of Longview, Texas, adopted an ordinance approving the transfer of Arkla's franchise and recognizing the Basic Mergers on November 7, 1996. On December 15, 1996, approval of an application to the City of Tyler, Texas, for transfer of the franchise became effective by operation of law. On December 18, 1996, the Houston City Council adopted an ordinance approving the transfer of Entex's franchise.

         (17) On December 9, 1996, the Nuclear Regulatory Commission ("NRC") notified HL&P that the staff believes that no NRC action is required to be taken in connection with the proposed transactions, other than a technical amendment of the operating license for the South Texas Project Electric Generating Station, for which HL&P is the project manager, to reflect HL&P's change of name in connection with the Basic Mergers. Notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 were submitted on August 26, 1996 to the Department of Justice and the Federal Trade Commission. The required waiting period expired on October 31, 1996 and, unless the Department of Justice takes affirmative action to prevent it, the Basic Mergers may be consummated at any time during the succeeding 12-month period.

Finally, certain filings have been made with the Federal Energy Regulatory Commission ("FERC") in connection with NorAm Services' wholesale energy marketing activities. NorAm Services is authorized by the FERC to make wholesale electric power and energy sales in interstate commerce at market-based rates by order dated July 25, 1994. On September 30, 1996, NorAm Services and HI filed with the FERC a notice of the proposed transactions and requested authorization to continue power marketing activities at market-based rates after consummation of the merger. The FERC issued an order on February 5, 1997 ordering NorAm Services either to file a response stating why it believes the FERC does not have jurisdiction over the merger under the Federal Power Act, or to file an application for FERC approval of the merger. In its response filed March 7, 1997, NorAm Services stated that it believes the FERC does not have jurisdiction over the merger. On March 27, 1997, without conceding the jurisdictional issue, NorAm Services filed an application for FERC approval of the merger under the Federal Power Act. On April 30, 1997, the FERC issued an Order Asserting Jurisdiction over the proposed merger between Houston and NorAm. 79 FERC paragraph 61, 108. The FERC concluded that the proposed merger involves the disposition of NorAm Services' jurisdictional facilities through a change of control of those facilities, and thus falls within the jurisdiction of the FERC under section 203 of the Federal Power Act. The application for FERC approval of the proposed merger is pending. The Commission's order in this matter granting Houston the requested exemption under section 3(a)(2) of the Act is conditioned on NorAm Services' receiving an order of the FERC that approves the proposed merger transactions without imposing any conditions that change the facts underlying the Commission's decision.
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         Upon completion of the proposed transactions, Houston would be both a public utility company under the Act, by virtue of HL&P's electric operations, and a holding company, by virtue of its ownership of 100% of the voting securities of NorAm.

II.      DISCUSSION

         The applicants request that the Commission grant Houston and its subsidiaries an exemption, pursuant to section 3(a)(2), from the provisions of the Act (except section 9(a)(2)). Under section 3(a)(2), the Commission will exempt a holding company and its subsidiaries from any provision or provisions of the Act that would apply to such companies if it finds that "such holding company is predominantly a public-utility company whose operations as such do not extend beyond the state in which it is organized and states contiguous thereto . . . ", unless it finds the exemption "detrimental to the public interest or the interest of investors or consumers . . . ." The Commission finds that the standards of section 3(a)(2) are satisfied with respect to Houston and that the requested exemption should be granted.

         By its terms, section 3(a)(2) has no specific numerical test to determine when a company is "predominantly" a utility rather than a holding company. In making this determination, the
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Commission has often used numerical indicators to compare the utility operations of the holding company, as a separate entity, and the utility operations of its subsidiaries, with the greatest emphasis placed on the relative gross revenues of the companies in question.(18) Other indicia, such as operating income and utility assets, have also been considered in determining whether to grant an exemption.(19) The Commission has noted that, in considering whether the exemption under section 3(a)(2) is available, it must "construe the statute according to a fair interpretation of its terms."(20) In this case, the Commission has examined all of the factors indicative of the relative size of the utility operations of Houston and NorAm and on the basis of all of these particular facts and circumstances finds that Houston is predominantly a utility rather than a holding company within the meaning of section 3(a)(2).

         As of December 31, 1996 and for the year then ended, NorAm's utility operating revenues were 52.5% of HI's, its utility operating income was 24.3% of HI's, and its utility assets were 18.1% of HI's. The ratios of operating income and utility assets are consistent with ratios in prior orders granting an exemption. The ratio of operating revenues is higher than the same ratio in past cases

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         (18)  See, e.g., Union Electric Co., 40 SEC 1072 (1964).  When
applying these criteria, the Commission has generally granted exemptions where the ratio of the subsidiaries' gross utility revenues to those of its parent was not more than approximately 25%. See, e.g., Ohio Edison Co., Holding Co. Act Release No. 21019 (Apr. 26, 1979) (16.9%); Delmarva Power & Light Co., Holding Co. Act Release No. 19717 (Oct. 19, 1976) (25.8%); and Washington Gas Light Co., Holding Co. Act Release No. 1964 (Mar. 5, 1940) (23.7%).
Exemptions have generally been denied in cases where this ratio was 35% or more. See, e.g., Union Electric Co., 5 SEC 252 (1939) (35.7%); and Wisconsin Electric Power Co., Holding Co. Act Release No. 8741 (Dec. 20, 1948) (54.7%).

         (19)  See, e.g., Union Electric Co., 40 SEC 1072, 1077 (1962); and
Northern States Power Co., Holding Co. Act Release No. 22334 (Dec. 23, 1981).

         (20)  Union Electric Co., 5 SEC 252, 261 (1939).
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where exemptions were granted; even in this category, however, Houston is approximately twice as large as NorAm.(21)

         This legal conclusion is supported by the underlying policy and purposes of the Act. The applicants have demonstrated that Houston will not be an unregulated entity through which potential abuses could be perpetrated, but will instead be a public utility, with utility operations in only one state, subject to regulation by the Public Utility Commission of Texas and by the City of Houston, Texas, and various other municipalities that have granted a utility franchise to HL&P. There appears to be little possibility in this case that the holding company structure will be used to evade state and local regulation, or that regulation under the Act is needed to supplement state regulation in order to prevent detriment to the interests protected by the Act.(22)

         Various state and local regulatory bodies that have continuing jurisdiction over the utility operations of Houston and NorAm have formally authorized the proposed business combination.(23)

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         (21)  As HI's utility operations are entirely electric and NorAm's are entirely gas, a comparison of units of energy sold is not relevant. Similarly, because HI's customer mix is significantly different from that of NorAm, the relative number of customers is not indicative of the size of the two utility businesses.

         (22) See Order of the Minnesota Public Utilities Commission, Dkt. No. G-008/PA-96-950 (Feb. 24, 1997) (noting possible exemption from the Act, and stating that "the merger would not impair Minnesota regulators' ability to perform their duties under the [Minnesota statute], since the holding company structure that would result from the merger has not been a barrier to the effective regulation of other Minnesota utilities."). See also Northern States Power Co., 36 SEC 1 (1954) (finding that granting an exemption would not create a "regulatory gap" that would be detrimental to the public interest or the interest of investors or consumers); and Union Electric Co., 5 SEC 252, 262
(1939) (section 3(a)(2) must be construed in light of the fundamental policy of the Act that mandates federal regulation where state regulation cannot be effective).
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All were aware that Houston was seeking an exemption from most provisions of the Act.(24) In each case where a specific finding to the effect that the transaction is consistent with, or not opposed to, the public interest was required, such a finding was made. The Commission traditionally has given great weight to the views of the states in this regard.(25)

III.     CONCLUSION

         The Commission has carefully examined the request for an exemption for Houston, has considered the complete record before it under the applicable standards of the Act, and has concluded that granting the exemption is consistent with those standards and does not require adverse findings.

         Fees, commissions or expenses of approximately $200,000 are expected to be incurred in connection with the application for exemption.

         Due notice of the filing of the application has been given in the manner prescribed in rule 23 under the Act, and no hearing has been requested or ordered by the Commission. Upon the basis of the facts in the record, it is hereby found that the applicable standards of the Act and rules thereunder

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         (23)  As described above, the Arkansas Public Service Commission, the
Louisiana Public Service Commission, the Minnesota Public Utilities Commission, the Mississippi Public Service Commission and the Oklahoma Corporation Commission, which have jurisdiction over various aspects of NorAm's gas utility operations in their respective states, have each issued an order or a statement of nonopposition to the transaction. The transaction has also been reviewed by the City Councils of Houston and of several other Texas municipalities that have granted utility franchises to NorAm.

         (24) See, e.g., Order of the Arkansas Public Service Commission, Dkt. No. 96-286-U, Order No. 7 (Nov. 6, 1996), at 3 (noting that the parties filed an application for an order finding Houston to be an exempt holding company under section 3(a)(2) of the Act); and Order of the Minnesota Public Utilities Commission, cited in note 22 above.

         (25) See, e.g., Northern States Power Co., 36 SEC 1 (1954) (conclusions of state and local regulators should be given "great weight" in determining whether a combination utility system will have an adverse effect on the public interest).
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are satisfied, and that no adverse findings are necessary:

         Provided, that NorAm Services shall have received an order of the FERC approving the proposed merger transactions between Houston and NorAm without imposing any conditions that change the facts underlying the Commission's decision in this matter, IT IS ORDERED, pursuant to the applicable provisions of the Act and rules thereunder, that the application be, and it hereby is, granted.

         By the Commission.

                                                            Jonathan G. Katz
                                                            Secretary